                                                                    Exhibit 10.4

                   DEVELOPMENT, ACCESS AND LICENSE AGREEMENT

This Development, Access and License Agreement ("Agreement") entered into as of and effective _____ August l1,1999, 1999 ("Effective Date") between NetShepherd, Inc. an _______Alberta ______ corporation ("NetShepherd") with principal offices located at __________ 900-800 6th Avenue SW Calgary Alberta _________ and Online System Services, Inc., a Colorado corporation which plans to change its name to WEBB Interactive Services, Inc. ("WEBB") with principal offices located at 1800 Glenarm Place, Denver, Colorado 80202 (collectively "the Parties"), determines the rights and obligations of NetShepherd and WEBB with respect to the subject matter of this Agreement.

                             Section 1:  Background
                             ----------------------

NetShepherd has developed and offers a distributed task force of individuals connected to one another and to NetShepherd through the world wide web. Webb has developed a set of community building tools which facilitate communication and interactivity among individuals on the world wide web. NetShepherd and Webb desire to create a technology and distribution relationship by integrating Webb's community building technology with NetShepherd's world wide web enabled Task force.

                            Section 2:  Definitions
                            -----------------------

2.1  "Distributed Task Force" means the distributed task force of individuals
      ----------------------
connected by and performing services to customers of NetShepherd over the world wide web, utilizing NetShepherd's proprietary systems.

2.2  "Intellectual Property Rights" means all current or future patent
      ----------------------------
applications, patents, copyrights, trade secrets, trademarks, service marks, domain names, mask works and other intellectual property rights enforceable at any time under the laws and regulations of any jurisdiction anywhere in the world.

2.3  "Modifications" means any error corrections, updates, revisions, new
      -------------
versions, new releases, improvements, translations, derivative works, or other changes or additions to the Webb Community Tools (as defined below).

2    "NetShepherd Confidential Information" includes NetShepherd's client list
      ------------------------------------
and confidential information provided by NetShepherd Customers or NetShepherd Contractors and all existing and future information identified in writing by NetShepherd as confidential. NetShepherd Confidential Information excludes any portion of information which: (1) is or becomes publicly available through no act or failure of WEBB; (2) was or is rightfully acquired by WEBB from a source other than NetShepherd; (3) is or becomes independently known or available to WEBB without breach of this Agreement; (4) is independently developed by WEBB without reference to the NetShepherd Confidential Information or (5) is required to be disclosed by court order, after giving NetShepherd the opportunity to appear before the court and protect its interests. NetShepherd Confidential Information does not include the identity of NetShepherd Customers introduced to NetShepherd by WEBB.

2.6  "Object Code" means machine executable computer software code in binary
      -----------
format, typically the result of processing the Source Code with an assembler or compiler.

2.7  "Representatives" means an employee, officer, director, consultant,
      ---------------
attorney, accountant or agent employed or retained by another entity.

2.8  "Source Code" means software in human-readable, high-level language form,
      -----------
which when compiled or assembled, becomes the executable Object Code of a computer software program. Source Code means both human readable (listings) and machine readable (source files) forms and shall include all tools and documentation needed to build such computer software, as well as all flow charts, programmer comments and design specifications for the computer software.

2.9  Webb Community Tools" means Webb's Community Ware/XML platform including
     --------------------
Webb's discussion, chat, personal calendar, template-based page publishing and community building components.

2.10 "WEBB Confidential Information" includes all existing and future (i) Source
      -----------------------------
Code to the Webb Community Tools and Modifications made by WEBB, and (ii) information identified in writing by WEBB as confidential. WEBB Confidential Information excludes any portion of information which: (1) is or becomes publicly available through no act or failure of NetShepherd; (2) was or is rightfully acquired by NetShepherd from a source other than WEBB; (3) is or becomes independently known or available to NetShepherd without breach of this Agreement; (4) is independently developed by NetShepherd without reference to the WEBB Confidential Information; or (5) is required to be disclosed by court order, after giving WEBB the opportunity to appear before the court and protect its interests.

2.11 "WEBB Trademarks" means the trademarks designated by WEBB for use by
      ---------------
NetShepherd under this Agreement.

           Section 3:  WEBB Community Tools Integration and Delivery
           ---------------------------------------------------------

3.1  Integration Services.  WEBB will perform the services set forth on Schedule
     --------------------
A attached hereto, such services to be performed in accordance with the suggested schedule therefor included on Schedule A, subject to such modifications as mutually agreed by NetShepherd and WEBB.

3.2  Services of Andre Durand.  During the performance of the integration
     ------------------------
services, WEBB shall make available to NetShepherd the services of Andre Durand, a Senior Vice President of WEBB, for a period of three days, at a time or times to be mutually agreed by NetShepherd and WEBB. In addition, during the Initial Term (as hereinafter defined) of this Agreement, WEBB shall make available to NetShepherd Mr. Durand's services and other subject matter experts of Webb for a total of up to 12 additional days as requested by Net Shepherd, such additional days generally to be provided one day per month during the Initial Term as mutually agreed by NetShepherd and WEBB.

           Section 4:  Ownership, License and Maintenance and Support
           ----------------------------------------------------------

4.1  License Grant.  WEBB grants to NetShepherd and NetShepherd accepts,
     -------------
throughout the Term of this Agreement, a nonexclusive, nontransferable license to use Webb Community Tools on the terms and conditions set forth herein (the "License"), for use with Net Shepherd's Distributed Task Force.

4.2  Ownership Rights.  Subject to the License, WEBB will retain all of its
     ----------------
ownership rights in all Intellectual Property Rights in the Webb Community Tools

4.3  Restrictions on Transfer.  Except as expressly provided herein, NetShepherd
     ------------------------
will not sell, assign or otherwise transfer the Webb Community Tools or any portion thereof, to any third party without the prior written consent of Webb not to be unreasonably withheld.

4.4  Restrictions on Disassembly and Reverse Engineering.  To the extent that
     ---------------------------------------------------
restrictions on disassembly and reverse engineering are allowed by applicable law, NetShepherd will not disassemble or reverse engineer the Webb Community Tools.

4.5  NetShepherd Data.  WEBB will not claim any ownership in or rights to data
     ----------------
or content originated by NetShepherd, including as same may be resident on WEBB's servers, and WEBB shall assign to NetShepherd, any such rights it may acquire.

4.6  Restrictions on Modification.  NetShepherd will not make any Modifications
     ----------------------------
to the Webb Community Tools unless authorized by WEBB in writing.

4.7  Maintenance and Support.  During the term of this Agreement, WEBB shall
     -----------------------
provide the following Maintenance and Support Services for the Webb Community Tools at no additional charge:

     (a) Problem reporting, tracking and monitoring, and communication to NetShepherd by electronic mail via the Internet;

     (b) Reasonable telephone support on business days for problem determination, verification and resolution on a call-back basis during the hours of 8 a.m. to 5 p.m. Mountain Time; and after normal working hours support in the form of pager based response.

     (c) Periodic software Modifications made by WEBB. WEBB will inform NetShepherd by e-mail at least 48 hours prior to any major software upgrade to the Webb Community Tools.

                Section 5:  Restrictive Covenants of the Parties
                ------------------------------------------------

5.2  Nonsolicitation or Hiring of Employees of the Other Party.  During the Term
     ---------------------------------------------------------
of this Agreement and for one year thereafter, and to the extent lawful under applicable laws and regulations, each party covenants and agrees not to solicit or hire any employees of the other party.

5.3  NetShepherd Confidential Information.  Throughout the Term of this
     ------------------------------------
Agreement and thereafter, WEBB covenants and agrees not to directly or indirectly: (i) use any NetShepherd Confidential Information except in furtherance of this Agreement (and any other agreements between the Parties) and the interests of NetShepherd and (ii) disclose the NetShepherd Confidential Information except to Representatives of WEBB who have agreed to keep such information confidential and use such information only as authorized by this Agreement.

5.4  WEBB Confidential Information.  Throughout the Term of this Agreement and
     -----------------------------
thereafter, NetShepherd covenants and agrees not to directly or-indirectly: (i) use any WEBB Confidential Information except in furtherance of this Agreement (and any other agreements between the Parties) and the interests of WEBB and
(ii) disclose the WEBB Confidential Information except to Representatives of NetShepherd who have agreed to keep such information confidential and use such information only as authorized by this Agreement.

                Section 6:  Hosting of the Webb Community Tools
                -----------------------------------------------

6.1  Hosting Commitment by WEBB. WEBB will host on WEBB servers, operate, and
     --------------------------
allow continuing access to the Webb Community Tools by and for the benefit of NetShepherd, until the earlier of (a) the expiration or termination of this Agreement or (b) the changeover to the hosting of the Webb

Community Tools on NetShepherd's servers under Section 6.3 below. If this Agreement and the License continue in effect more than one (1) year after the Effective Date, WEBB may at any time require NetShepherd to take over the hosting and operation of the Webb Community Tools, provided that it gives NetShepherd at least 90 days advance written notice and reasonable assistance and training. Webb will not collect any data on NetShepherd's Distributed Task Force's use of the Webb Community Tools other than data related to traffic and performance management.

6.2  Third Party Costs. NetShepherd will also be responsible for the costs paid
     -----------------
to third parties for third party content, technology and services that NetShepherd specifically requests be integrated into the Webb Community Tools.

6.3  Optional Hosting by NetShepherd.  At any time after four (4) months of the
     -------------------------------
Effective Date, NetShepherd may elect to take over the hosting of the Webb Community Tools from WEBB. Promptly after making that election. WEBB will provide NetShepherd one copy of the Object Code to the Webb Community Tools to enable NetShepherd to commence and continue, at its expense, the hosting and operation of the Webb Community Tools for use in accordance with the License.

6.4  Reference to "Powered by" WEBB.  So long as either WEBB or NetShepherd is
     ------------------------------
hosting and operating the Webb Community Tools for the benefit of NetShepherd,
(a) NetShepherd shall include a reference that the web site management tools are "powered by" WEBB or other mutually agreed WEBB branding; and (b) NetShepherd shall include a WEBB icon in the NetShepherd site. WEBB further reserves the right to modify this branding from time to time, and shall reserve the right to replace any associated branding and references, with reasonable notice to NetShepherd.

        Section 7:  Webb Community Tool Integration Fee and License Fee
        ---------------------------------------------------------------

7.1  Fee for Services.  For the performance of the services as set forth on
     ----------------
     Schedule A, NetShepherd shall pay Webb a fee of $200,000 (U.S.) to be made in two parts

7.2  Part I Fees for professional consultation services, functional
     specifications and a demonstration prototype   $66,000

     These fees are payable on or before September 30,1999 assuming materially all these services have been provided.

     Part 2 Integration Services for transferring of the technology to the NetShepherd platform

     $134,000

     The above fee is payable on or before December 31, 1999 assuming materially all these services have been provided..

     If Webb has not provided materially all the services in conformance with the timelines set out in Schedule A, NetShepherd may terminate if Webb does not materially complete these services within 30 days of receiving notice from NetShepherd requesting such completion.

7.2  License Fee. For any license for the use of the Webb Community Tools other
     -----------
     than



the License, NetShepherd shall pay WEBB a license fee to be negotiated on a case by case basis, such fee to be determined quarterly and paid to WEBB within 30 days of the end of each quarter for which a fee is due.

7.3  Expenses.  Net Shepherd shall reimburse WEBB for all reasonable out-of-
     --------
pocket expenses incurred by Andre Durand in the performance of services in accordance with the terms of this Agreement, any expenses in excess of $500.00 to be pre-approved by NetShepherd

7.4  Taxes.  NetShepherd will pay or reimburse WEBB for any withholding taxes,
     -----
sales, use or similar taxes, if any, based on the integration services or the License, excluding taxes based on WEBB's taxable income or gain.

7.5  Late Fee.  In addition to WEBB's other remedies, if NetShepherd fails to
     --------
pay WEBB any amounts when due under this Agreement, NetShepherd will pay interest on that amount at the rate of 1.5% per month or such lesser maximum rate of interest permitted under applicable law.

           Section 8:  Representations and Agreements of NetShepherd
           ---------------------------------------------------------

8.1  Authority and Compliance.  NetShepherd represents and warrants to WEBB
     ------------------------
that:

     (a) NetShepherd is duly organized, validly existing and in good standing under the laws of _________Alberta, Canada _____and has all requisite rights, power and authority to enter into and perform its obligations under this Agreement;

     (b) The person signing this Agreement for NetShepherd is duly authorized to execute this Agreement on NetShepherd's behalf,

     (c) NetShepherd has secured and will keep in effect throughout the Term of this Agreement all necessary licenses, permits and authorizations to enable it, and all Representatives acting on NetShepherd's behalf, to perform all of NetShepherd's obligations under this Agreement, and will notify WEBB immediately should any such license, permit, authorization or rights no longer be in effect or in good standing;

     (d) NetShepherd will comply with all applicable laws and regulations in the performance of its obligations under this Agreement

8.2  NetShepherd Expenses.  Unless this Agreement expressly requires
     --------------------
reimbursement by WEBB, NetShepherd will bear and pay all costs and expenses incurred by NetShepherd pursuant to this Agreement.

8.3  Ownership of WEBB Trademarks; Notices.  NetShepherd acknowledges and agrees
     -------------------------------------
that, except for the limited nonexclusive license under this Agreement, NetShepherd will not acquire any Intellectual Property Rights to the WEBB Community Tools and WEBB Trademarks and that all such rights will remain the sole property of WEBB. NetShepherd will not remove any patent, copyright, trademark or other intellectual property notice appearing on the Webb Community Tools.

8.4  NetShepherd's Books and Records; Inspection.  During the Term of this
     -------------------------------------------
Agreement and for one year thereafter: (a) NetShepherd will maintain true and correct books and records pertaining to this Agreement and the payments hereunder, and (b) WEBB shall have the right to engage an independent certified public accountant, at its expense, to inspect, copy and audit the books and records of NetShepherd pertaining to this Agreement for the sole purpose of verifying the accuracy of payments made hereunder, subject to the confidentiality obligations for NetShepherd Confidential Information.

               Section 9:  Representations and Agreements of WEBB
               --------------------------------------------------

9.1  Authority and Compliance.  WEBB represents and warrants to NetShepherd
     ------------------------
that:

     (a) WEBB is duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite rights, power and authority to enter into and perform its obligations under this Agreement;

     (b) The person signing this Agreement for WEBB is duly authorized to execute this Agreement on WEBB's behalf;

     (c) WEBB has secured and will keep in effect throughout the Term of this Agreement all necessary licenses, permits and authorizations to enable it, and all Representatives acting on WEBB's behalf to perform all of WEBB's obligations under this Agreement, and will notify NetShepherd immediately should any such license, permit, authorization or rights no longer be in effect or in good standing;

     (d) Throughout the Term of this Agreement, WEBB will have obtained at its expense all necessary permissions to use the WEBB Trademarks and Webb Community Tools as described in this Agreement.

     (e) WEBB will comply with all applicable laws and regulations in the performance of its obligations under this Agreement

9.2  WEBB Expenses.  Unless this Agreement expressly requires reimbursement by
     -------------
NetShepherd, WEBB will bear and pay all costs and expenses incurred by WEBB pursuant to this Agreement.

9.3  Ownership of NetShepherd Trademarks; Notices.  WEBB acknowledges and agrees
     --------------------------------------------
that WEBB will not acquire any Intellectual Property Rights to any NetShepherd Materials or Trademarks under this Agreement and that all such rights will remain the sole property of NetShepherd or its suppliers.

9.4  Performance Warranty and Disclaimer of Other Warranties.  WEBB hereby
     -------------------------------------------------------
warrants that the Webb Community Tools shall operate in substantial conformance with the specifications therefor. THE FOREGOING WARRANTIES BY WEBB ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                          Section 10:  Indemnification
                          ----------------------------

10.1 Indemnification by NetShepherd.  NetShepherd will hold WEBB and its
     ------------------------------
Representatives harmless from, and defend and indemnify WEBB and its Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against WEBB or its Representatives to the extent that such third party claim is based on: (a) the negligence or willful misconduct of NetShepherd or its Representatives, or (b) claims of infringement of Intellectual Property Rights against WEBB or its Representatives for its authorized use of NetShepherd Trademarks under this Agreement.

10.2 Indemnification by WEBB. WEBB will hold NetShepherd and its Representatives
     -----------------------
harmless from, and defend and indemnify NetShepherd and its Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against

NetShepherd or its Representatives to the extent that such third party claim is based on: (a) the negligence or willful misconduct of WEBB or its Representatives or (b) claims of infringement of Intellectual Property Rights against NetShepherd or its Representatives for its authorized use of the Webb Community Tools or WEBB Trademarks under this Agreement.

10.3  Procedure for Indemnification.  If a third party asserts a claim that is
      -----------------------------
eligible for indemnification under Sections 10.1 or 10.2: (a) the indemnified Party will promptly notify the indemnifying Party of the suit or claim; (b) the indemnified Party will give the indemnifying Party sole authority to defend or settle the suit or claim, provided that the indemnifying Party does not agree to a settlement of the suit or claim unless the settlement is reasonably acceptable to the indemnified Party; (c) the indemnified Party will provide to the indemnifying Party all information in its control concerning the suit or claim; and (d) the indemnified Party will reasonably cooperate with the defense of the suit or claim. The indemnification obligations under Sections 10.1 and 10.2 are subject to and conditioned upon compliance with this Section 10.3 by the indemnified Party.

                     Section 11: Limitations of Liability
                     ------------------------------------


11.1  Excusable Delay.  Neither NetShepherd nor WEBB will be deemed to be in
      ---------------
default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of NetShepherd or WEBB, as the case may be including, without limitation, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, telecommunication outages, equipment malfunctions or other such major events beyond NetShepherd's or WEBB's reasonable control.

11.2  Liability Exclusion.  EXCEPT FOR EITHER PARTY'S OBLIGATIONS TO THIRD
      -------------------
PARTIES PURSUANT TO SECTION 10, INDEMNIFICATION, IN NO EVENT SHALL NETSHEPHERD OR WEBB BE LIABLE TO EACH OTHER FOR SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS. NEITHER PARTY SHALL SEEK, OR OTHERWISE APPLY FOR, ANY PUNITIVE OR EXEMPLARY DAMAGES.

                       Section 12:  Term and Termination
                       ---------------------------------

12.1  Term.  This Agreement will become effective as of the date first written
      ----
above and will continue in effect for a period of one (1) year (the "Initial Term"), subject to renewal or earlier termination as provided in Sections 12.2 or 12.3 below ("Term").

12.2  Renewal. The Term of this Agreement will automatically renew for
      -------
successive 12-month periods unless either Party provides the other Party written notice of termination at least 90 days before the scheduled expiration of the then current Term.

12.3  Termination.  The Term and this Agreement may be terminated only as
      -----------
follows:

      (a) Either Party may elect not to renew the Term of this Agreement pursuant to Section 12.2 above, in which case the Term and this Agreement will terminate upon expiration of the then current Term.

      (b) Either Party may, at its discretion, elect to terminate this Agreement effective upon 30 days advance written notice to the other Party stating that such Party is in material default under any of the provisions of this Agreement, unless such default is timely cured within such 30-day notice period. Any notice of termination under this
             Section 12.3(b) will state the basis for the alleged default and the measures reasonably necessary to cure such default

      (c) WEBB may elect to terminate the Term and this Agreement upon at least 90 days advance written notice to NetShepherd after the end of any calendar quarter for which WEBB has not received the Minimum Payments under Section 7.1, 7.2 or 7.3 above.

      (d) The Parties may terminate this Agreement at any time by mutual written agreement.

12.4  Rights and Obligations Upon Termination or Nonrenewal. Upon the nonrenewal
      -----------------------------------------------------
or earlier termination of the Term of this Agreement by either Party:

      (a) Both Parties will be relieved of all obligations under this Agreement, except for those obligations which expressly survive termination of this Agreement,

      (b) Each Party will, at its expense and at the request of the other, promptly return to the other any Confidential Information of the other,

      (c) The Parties will promptly pay to each other the payments due and payable hereunder through the date of termination or expiration.

12.5  Survival. The terms and provisions of Sections 4.2, 4.5, 5.2, 5.3, 5.4, 8,
      --------
9, 10, 11, 12.4 and 13 (inclusive) of this Agreement will survive and remain in effect pursuant to their terms after the expiration or any earlier termination of the then current Term of this Agreement by either Party.

                             Section 13:  General
                             --------------------

13.1  Governing Law. This Agreement is governed by and construed in all respects
      -------------

in accordance with the laws of the State of Colorado, without regard to conflicts of laws principles.

13.2 Dispute Resolution.  Parties agree that all disputes arising as a result of
     ------------------
or in connection with this Agreement will be mutually resolved, except that if Parties are unable to mutually resolve such disputes within 60 days, one or both of the Parties will submit the dispute for arbitration. At least 30 days before either Party initiates arbitration proceeding, authorized Representatives of NetShepherd and WEBB will review and become familiar with the subject matter of the dispute, and meet in person or by telephone to review and attempt to resolve the dispute in good faith. Except only for disputes for which injunctive relief is sought by either Party, any disputes between the Parties (which arc not otherwise resolved by the Parties) will be submitted to binding arbitration in Denver, Colorado, before one arbitrator, with the venue and proceedings in accordance with the then prevailing commercial rules of the American Arbitration Association. NetShepherd and WEBB each waive their right to a trial by jury for any disputes between the Parties.

13.3 Rights and Remedies.  The Parties acknowledge that the unauthorized use or
     -------------------
disclosure of Confidential Information, or the unauthorized use of the NetShepherd Trademarks, the WEBB Trademarks or the Webb Community Tools may result in immediate and irreparable injury and harm, and may cause damages in amounts difficult to ascertain. Accordingly, upon such breach, which has not been timely cured, the owning Party of such property will be entitled to seek an injunction and other legal or equitable remedies, subject to the limitations in Sections 10 and 11 above. All rights and remedies will be cumulative, and the exercise of any one of them will not be deemed to be a waiver of any other.

13.4   Protection of Trademarks.  NetShepherd and WEBB will at all times use the
       ------------------------
trademarks of the other in a-manner which will not diminish the rights of the trademark owner.

13.5   Assignment.  Neither Party may assign this Agreement or any of its
       ----------
respective rights or obligations under this Agreement unless approved in writing, prior to such assignment, by the other Party, such approval to not be unreasonably withheld. Notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement, upon notice to the other Party and without the other Party's approval or consent, if such assignment is in connection with the sale of substantially all of the business of the assigning Party related to this Agreement

13.6   Headings.  The section headings in this Agreement are for convenient
       --------
reference and are not a part of this Agreement.

13.7   Waiver.  No waiver of any breach of any provision of this Agreement will
       ------
constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing.

13.8   Notices. Any notice required or permitted to be given under this
       -------
Agreement will be sufficient if in writing and delivered personally or via fax (all fax notices will also be mailed in accordance with this Section 13.8) or sent by registered or certified mail, postage prepaid and return receipt requested, or sent by overnight courier to the attention of the "President" at the Parties' respective addresses set forth above (or to such other address as the Parties will designate by notice to the other in accordance with this
Section 13.8) and will be deemed to have been given as of the date of receipt.

13.9   Amendments.  This Agreement can be modified or amended only by written
       ----------
agreement signed by the Parties.

13.10  Severability.  If any provision of this Agreement is held to be illegal,
       ------------
invalid or unenforceable under present or future laws effective during the Term hereof, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.
Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision which reflects the intent of the Parties and is as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

13.11  Counterparts.  This Agreement may be executed manually or via fax and in
       ------------
one or more counterparts.

13.12  Construction.  If an ambiguity or question of intent arises, this
       ------------
Agreement will be construed as if drafted jointly by the Parities and no presumption or burden of proof will arise favoring or disfavoring either Party by virtue of authorship of any of the provisions of this Agreement.

13.13  Agreement Expenses.  Each of the Parties will pay their own expenses and
       ------------------
legal fees incurred before the execution of this Agreement.

13.14  Time Limitation.  Except for actions for breach of a Party's intellectual
       ---------------
property rights and any claims for which either party has an indemnification obligation pursuant to Section 10, no action arising out of or relating to this Agreement may be brought later than two (2) years after the cause of action became known to the injured Party.

13.15  Publicity.  Neither Party will make any public release or announcement
       ---------
regarding the terms or existence of this Agreement except as may be required by law, including the federal securities laws, without the prior consent of the other Party, which consent will not be unreasonably withheld.

13.16  Relationship of the Parties.  NetShepherd and WEBB are each independent
       ---------------------------
businesses. Neither Party nor its respective employees and representatives can or shall make any agreements, warranties, representations, promises or covenants on behalf of or for the other Party or any third party, unless approved in advance in writing by the other Party. This Agreement shall not be construed as a partnership or franchise for any purpose or reason, whether implied, expressed or statutory.

13.17  Complete Agreement.  This Agreement contains the complete agreement
       ------------------
between the Parties concerning the subject matter hereof and supersedes all prior understandings, letters of intent, proposals or agreements, and all prior communications between the Parties relating to the subject matter of this Agreement. No representation, warranty, promise, inducement or statement of intention has been made by either Party which is not embodied in this Agreement.

13.18  WEBB Community Members.  During the Term of this Agreement, WEBB will use
-----  ----------------------
       its reasonable best efforts to give NetShepherd access to the members of WEBB's various communities, to the extent that it may do so without violating the rights or privacy of such parties, or WEBB's contracts or agreements, for the sole purpose of permitting NetShepherd to recruit such persons for NetShepherd's distributed task force. Net Shepherd Inc.
                                                              -----------------
       shall pay Webb a fee of $1.00 for every member of Webb's company that
       ---------------------------------------------------------------------
       becomes an active Net Shepherd's Task force participant as a result of
       ----------------------------------------------------------------------
       Webb's invitation to participate..
       ----------------------------------

The Parties have executed this Agreement as of the Effective Date.

NETSHEPHERD, INC. ("NetShepherd")    ONLINE SYSTEM SERVICES, INC. ("WEBB")


By____________________________       By ___________________________________
Title_________________________       Title ________________________________

SCHEDULE 'A'

Scope Of Work

The following table outlines a draft scope of work to be undertaken by Net Shepherd and Webb. Integration of Webb's community tools will be in two phases as noted. All tools will be part of version 4.0 of the Webb suite of tools.


Task                           Phase            Scope
-----------------------------------------------------------------------------------------------------------------------
Integrated                       1              .  Webb will provide a way for Net Shepherd to pass their
Registration/                                      members' login data to make signing in to any service hosted by
Sign-In                                            Webb transparent to the user.
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Add Discussions                  1              .  Include Webb's discussions into Net Shepherd custom browser.
                                                   (The Member's Journal)
                                                .  Webb will pre-populate the discussion with Net Shepherd's chosen discussion and topic names.
                                                .  Net Shepherd will modify their custom browser to accommodate the new link.
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Add Chat                          1             .  Include Webb's chat into Net Shepherd browser.
                                                .  Net Shepherd will modify their custom browser to accommodate the new link.
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Customized Webb Me                1             .  Custom-branded, custom look & feel Webb Me page, including ability to change all the graphics, delete any elements and change the layout of the page. Net Shepherd to provide
                                                   direction. Net Shepherd or Webb to develop graphics, as
                                                   determined by Net Shepherd.
                                                .  No additional dynamic elements will be included.
                                                .  There is the possibility that this page can include updated news/information from Net Shepherd. To be determined based on other content on the page.
                                                .  If links are included that go to other Webb offerings, these other offerings will not be customized in look & feel.
                                                .  Net Shepherd will modify its custom browser to accommodate the new link.
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Personal Calendar                1              .  Include Webb's personal calendar into Net Shepherd's browser.
                                                .  Net Shepherd will modify their custom browser to accommodate the new link.
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Email Services                   1              .  Net Shepherd will evaluate Webb's e-mail services to
                                                    determine integration suitability.
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Personal Home Page               2              .  Home page hosting will be implemented as part of a second
 Hosting                                           phase of integration of the Webb tools.
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Community Building               1              .  Webb will provide version 4 of its community building tools
 Tools                                             so that Net Shepherd's community members and contracted
                                                   customers may create branded, sub-communities of the Internet
                                                   Explorers society.  (Net Shepherd's virtual community)
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